UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  November 6, 2015

Date of earliest event reported:  November 6, 2015

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)

1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

Change in organization

As our business changes, we revise our internal reporting and the manner in which our Chief Executive Officer operates and reviews the results of our business. This reporting forms the basis for the external reporting of our business segments. During the fourth quarter of fiscal year 2015, we revised our reporting structure to accommodate three business segments, adding a U.S. Federal Services Segment that comprises the work we perform for the U.S. Federal Government, as well as some U.S.-based appeals work. The businesses within this new segment were previously included within our Health Services Segment and include the results of the businesses acquired with Acentia, LLC in April 2015.  We made these changes to our operations and internal reporting due to our acknowledgement that the U.S. Federal Government is a distinct customer with different procurement methods and regulations, the scale of our business with the U.S. Federal Government and the growth of our federal business from a primarily health-focused business to a broader business covering several federal agencies.

Accordingly, our future financial statements will show our results in three segments.

•                  The Health Services Segment provides a variety of business process services, as well as related consulting services, for state, provincial and national government programs. These services support Medicaid, the Children’s Health Insurance Program and the Affordable Care Act  in the United States, Health Insurance BC (British Columbia) in Canada and the Health Assessment Advisory Service and Fit for Work Service in the United Kingdom.

•                  The U.S. Federal Services Segment provides business process services and program management for large U.S. federal government programs, independent health review and appeals services for both the U.S. Federal Government and similar state-based programs and technology solutions for civilian U.S. federal programs.

•                  The Human Services Segment provides national, state and county human services agencies with a variety of business process services and related consulting services for welfare to work, child support, higher education and K-12 special education programs.

Expenses which are not specifically included in the segments are included in the corporate category, which primarily consist of amortization of intangible assets and the direct costs of acquisitions. These corporate costs are excluded from measuring each segment’s operating performance. We have also transferred a small division from our Health Services Segment to our Human Services Segment.

We are filing this Current Report on Form 8-K to reclassify prior periods’ financial information as they would have been disclosed under the new operating segments. The reclassifications have no impact on the previously reported consolidated net income or cash flows of the Company. This information is being provided for informational purposes only.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.

99.1	Selected financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: November 6, 2015	By:	/s/ Richard J. Nadeau
Richard J. Nadeau
Chief Financial Officer and Treasurer

EXHIBITS

Exhibit No.

99.1	Selected financial results.